PRESS RELEASE
March 13, 2012

For Immediate Release

Naturally Advanced Announces Key Developments

in Production of CRAiLAR

  Optimization of Production Process Leads to 40 Percent Reduction in Cycle Time and Opportunity for Third-Party Manufacturing

  New Manufacturing Partnership Reached with Tintoria Piana

  New NAT Facility Leased in Florence County, South Carolina, Governor Nikki Haley Welcomes Company to the State

Victoria, B.C. and Portland, Ore. (March 13, 2012) - Naturally Advanced Technologies Inc.("NAT" or the "Company") (TSXV: NAT) (OTCBB: NADVF), which produces and markets CRAiLAR(R), a natural fiber made from flax and other bast fibers, announced key developments this week toward advancing its first full phase of production in order to supply its CRAiLAR fiber to global partners.

Step Change Increases Capacity, Opens Opportunity for Third-Party Manufacturing

In 2011, the Company embarked on a yearlong effort to optimize production of its CRAiLAR technology. The resulting process improvements effectively reduce the enzymatic process time by 40 percent, thereby significantly reducing the overall CRAiLAR fiber cycle time. This reduction in process time significantly increases production capacity in each planned manufacturing facility. More critically, the CRAiLAR optimization allowed NAT to evaluate third-party manufacturing partners for that process, which will further increase overall production volume and accelerate growth of its flagship product, CRAiLAR Flax fiber.

"This milestone is the culmination of the last year's efforts of our innovations team, led by Jason Finnis, our CIO," said Ken Barker, CEO of NAT. "Intended as a strategic initiative that would maximize the volume capability of our first facility this year, it's now apparent that the improvements in efficiency and resultant economics of our CRAiLAR process allows us to consider third party manufacturing as a critical option in our expansion plans."

Partnership Inked with Tintoria Piana

As a result of this optimized process, Tintoria Piana entered into an agreement to execute the CRAiLAR enzymatic process exclusively for NAT, augmenting the Company's plans for manufacturing capacity. The agreement calls for Tintoria to commence production in Q2 2012. Tintoria's history in textiles dates to 1582 in Biella, Italy. The privately held, family-owned business has dyed fiber for the traditional apparel business for more than 60 years, and operates principally out of Cartersville, Georgia in North America.

"This move would be consistent with most other branded global industries, where outsourced manufacturing allows for faster expansion of the technology proposition and resulting brand message for our partners, while significantly reducing the capital requirements to scale up to meet demand," Barker added.

New Facility Leased in Florence County, South Carolina, Governor Nikki Haley Welcomes Company to the State

Additionally, NAT plans to open a facility in the 143,500 square foot Delta Mills Cypress plant on Old River Road in Pamplico, South Carolina. An initial USD $8 million investment that will create 25 jobs is expected as part of the Company's establishment of production facilities there. Flax, grown as a winter crop in Florence and surrounding counties, will be processed out of NAT's new facility in Pamplico, S.C.

"We are constantly working to bring investments and jobs to all areas of our state, but it's always exciting to see a company invest in one of South Carolina's rural areas. We celebrate Naturally Advanced Technologies decision to locate in Pamplico and create 25 new jobs," said South Carolina Gov. Nikki Haley.

NAT finalized plans this week for a long-term lease with an option to purchase the building, and its full execution is contingent upon tax and job creation incentives in review with Florence County. A first hearing took place on February 16 and a second is scheduled for March 15. A final environmental and incentives review is scheduled for hearing on April 19 and would complete the process. The South Carolina Coordinating Council for Economic Development approved a set aside grant for $263,500 for building upfit and job development credits, which will be available when hiring targets are met.

"South Carolina has a strong history in the textile, advanced materials and agribusiness sectors, and today's announcement builds on all three. Every one of these jobs will have an impact in Pamplico and we appreciate Naturally Advanced Technologies' decision to do business in South Carolina," said Secretary of Commerce Bobby Hitt.

"On behalf of the State of South Carolina, I would like to congratulate Naturally Advanced Technologies for their commitment to Florence County. As the State Senator and a resident of Florence County, I am thrilled to see another new capital investment and an increase in jobs.  This company has enormous growth potential here in South Carolina," said state Senator Hugh K. Leatherman.

NAT's 2011 business activities included purchasing agreements with HanesBrands, Georgia-Pacific and Brilliant Global Knitwear, along with development agreements with Levi Strauss & Co., Cintas, Carhartt, Ashland, Westex, and Target. The first commercial result, with Hanes, received recognition this month.

"We are proud to see our investments and hard work beginning to pay off in the form of the production of CRAiLAR for commercial use. We're particularly excited that Hanesbrands, our first production partner for CRAiLAR, is being recognized this month for its sustainability efforts by the U.S. Environmental Protection Agency, and that it cited the use of our flax fiber in its EcoSmart socks, which will be available at retail in April."

"We thank the State of South Carolina, Florence County, and all those who helped to establish the Company's presence in South Carolina," said Barker. "The establishment of our first full-scale production facility, alongside our new partnership in neighboring Georgia through Tintoria, gives us a foothold in one of the most important agricultural and manufacturing regions in North America. We look forward to further establishing our commercial, agricultural and civic partnerships there."

For additional information contact the Florence County Economic Development Partnership at 843-676-8796 or www.fcedp.com.

About S.C. Department of Commerce

As South Carolina's leading economic development agency, the Department of Commerce works to recruit new businesses and help existing businesses grow. Commerce received the Silver Award from Business Facilities magazine, placing second in the 2011 Economic Development Deal of the Year competition. Commerce has been part of recruiting world-class companies to South Carolina such as Boeing, Bridgestone, Continental, Monster.com, Heinz, ZF Group, BMW and Google Inc. Commerce also supports small and existing business, rural development initiatives and offers grants for community development. For more information, visit www.SCcommerce.com.

About Naturally Advanced Technologies Inc.

Naturally Advanced Technologies Inc. develops renewable and environmentally sustainable biomass resources from flax, hemp and other bast fibers. The Company, through its wholly owned subsidiary, CRAiLAR(R) Fiber Technologies Inc., has developed proprietary technologies for production of bast fibers, cellulose pulp, and their resulting by-products in collaboration with Canada's National Research Council. CRAiLAR technology offers cost-effective and environmentally sustainable processing and production of natural, bast fibers resulting in increased performance characteristics for use in textile, industrial, energy, medical and composite material applications. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.naturallyadvanced.com.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statement Disclaimer
This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

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Media Contact:
Ryan Leverenz
Naturally Advanced Technologies
(415) 999-1418
ryan.leverenz(at)naturallyadvanced(dot)com

Investor Contact:
Rick Anguilla
Guidance Counsel
(503) 820-3565
ir(at)naturallyadvanced.com

Corporate Officer:
Guy Prevost
CFO
(866) 436-7869
ir(at)naturallyadvanced.com